                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made as part of this registration statement.

December 8, 1997

                                          ARTHUR ANDERSEN LLP